Exhibit 4.21

Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 13, 2018, is entered into by and among AECOM (formerly known as AECOM Technology Corporation), a Delaware corporation (the “Company”), US STAR LP, a Delaware limited partnership (the “Canadian Borrower”) and AECOM AUSTRALIA GROUP HOLDINGS PTY LTD (ACN 160 463 883), a company incorporated under the Corporations Act 2001 (Cth) of Australia (the “Australian Borrower” and together with the Canadian Borrower, the “Foreign Borrowers”), certain subsidiaries of the Company as guarantors (the “Guarantors” and collectively with the Company and the Foreign Borrowers, the “Loan Parties”) under the Credit Agreement (defined below), each Lender (as defined in the Credit Agreement) under the Credit Agreement that is a party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Company, the Administrative Agent and certain banks and financial institutions (the “Existing Lenders”) are parties to that certain Syndicated Facility Agreement, dated as of October 17, 2014 (as previously amended, as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Existing Lenders have extended certain revolving and term facilities to the Company;

WHEREAS, the Loan Parties have requested certain amendments to certain terms of the Existing Credit Agreement and certain other Loan Documents as provided herein, and the Administrative Agent and each of the undersigned Lenders have agreed to such requests, subject to the terms and conditions of this Amendment; and

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment.

2.                                      Amendments to Credit Agreement, Schedules and Exhibits.  Subject to the terms and conditions hereof and with effect from and after the Amendment Effective Date (defined below), the body of the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended pages to the Existing Credit Agreement attached hereto as Annex I.

3.                                      Representations and Warranties.  The Company and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                 the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Company or any other Loan Party is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any other Loan Party or its property is subject; or (iii) violate any Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;

(b)                                 this Amendment has been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally;

(c)                                  the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively;

(d)                                 no Default exists either before or after the effectiveness of this Amendment on the Amendment Effective Date.

4.                                      Effective Date.

(a)                                 This Amendment will become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent are satisfied:

(i)                                     the Administrative Agent and the Lenders shall have received, in form and substance reasonably satisfactory to them, each of the following:

(A)                               counterparts of this Amendment duly executed by (1) the Company, (2) the Foreign Borrowers, (3) the Guarantors, (4) the Administrative Agent, (5) the Lenders necessary to constitute Required Lenders, (6) the Lenders necessary to constitute Required Term A AUD Lenders and (7) the Lenders necessary to constitute Required Term A CAD Lenders;

(B)                               (1) the documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, or by a Lender’s internal policies and (2) if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to that Borrower;

(C)                               a certificate of the chief financial officer or treasurer of the Company certifying that as of the Amendment Effective Date (after giving effect to transactions contemplated to occur on or prior to the Amendment Effective Date), (1) all of the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly

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relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date) and (2) no Default or Event of Default shall have occurred and be continuing, or would result from the occurrence of the Amendment Effective Date; and

(ii)                                  there shall not have occurred since September 30, 2017 any event or condition that has had or would reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect; and

(iii)                               all reasonable and documented costs and expenses of MLPFS and the Administrative Agent (including the reasonable and documented fees, disbursements and other out-of-pocket charges of counsel (including appropriate special and local counsel, including Canadian and Australian counsel) for the Administrative Agent) shall have been paid to the extent that the Company has received an invoice therefor at least three Business Days prior to the Amendment Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced), and all fees pursuant to any written letter between MLPFS or any other Lender or Arranger, on the one hand, and the Company on the other hand, or pursuant to the Credit Agreement shall have been paid.

(b)                                 For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment Effective Date specifying its objection thereto.

(c)                                  From and after the Amendment Effective Date, the Credit Agreement is amended as set forth herein.

(d)                                 Except as expressly amended and/or waived pursuant hereto, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Credit Agreement or any of the other Loan Documents.

(e)                                  The Administrative Agent will notify the Company and the Lenders of the occurrence of the Amendment Effective Date.

5.                                      No Novation; Reaffirmation.  Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. The Company and each other Loan Party, (a) acknowledges and consents to all of the terms and conditions of this Amendment (including, without limitation, the amended pages to the Credit Agreement attached hereto as Annex I), (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents.

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6.                                      Lender Representation. Each Lender hereby agrees to, and makes, as of the Amendment Effective Date the representations and warranties set forth in Section 9.12 of the Credit Agreement, as amended by this Amendment.

7.                                      Miscellaneous.

(a)                                 Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect.  All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)                                 This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Loan Party, and their respective successors and assigns.

(c)                                  THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d)                                 This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)                                  If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   The Company agrees to pay in accordance with Section 10.04 of the Credit Agreement all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

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(g)                                  This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

AECOM

By:	/s/ Troy Rudd
Name:	Troy Rudd
Title:	Executive Vice President and Chief Financial Officer

FOREIGN BORROWERS:

US STAR LP

By:	AECOM BC 2 Holding ULC,
Its General Partner

By:	/s/ Rosalind Liu
Name:	Rosalind Liu
Title:	Director

Signed for and on behalf of
AECOM AUSTRALIA GROUP HOLDINGS PTY LTD by a duly appointed attorney in the presence of:

/s/ Beatrice Johnson	/s/ Keenan Driscoll
Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)

AECOM

Signature Pages

Amendment No.6 to Credit Agreement

GUARANTORS:

AECOM GOVERNMENT SERVICES, INC.
AECOM TECHNICAL SERVICES, INC.
TISHMAN CONSTRUCTION CORPORATION
AECOM INTERNATIONAL DEVELOPMENT, INC.
AECOM NATIONAL SECURITY PROGRAMS, INC.
AECOM C&E, INC.
AECOM SERVICES, INC.
AECOM SPECIAL MISSIONS SERVICES, INC.
AECOM USA, INC.
EDAW, INC.
MT HOLDING CORP.
MCNEIL SECURITY, INC.
THE EARTH TECHNOLOGY CORPORATION
(USA)
TISHMAN CONSTRUCTION CORPORATION OF
NEW YORK

By:	/s/ Charles Szurgot
Name:	Charles Szurgot
Title:	Assistant Secretary

AECOM

Signature Pages

Amendment No.6 to Credit Agreement

AECOM GLOBAL II, LLC
WASHINGTON DEMILITARIZATION COMPANY, LLC
AECOM MANAGEMENT SERVICES, INC.
URS GROUP, INC.
URS HOLDINGS, INC.
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC
AECOM ENERGY & CONSTRUCTION, INC.
URS CORPORATION
URS GLOBAL HOLDINGS, INC.
EG&G DEFENSE MATERIALS, INC.
CLEVELAND WRECKING COMPANY
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.
RUST CONSTRUCTORS INC.
AECOM E&C HOLDINGS, INC.
URS FS COMMERCIAL OPERATIONS, INC.
URS FEDERAL SERVICES INTERNATIONAL, INC.
AECOM INTERNATIONAL, INC.
AECOM NUCLEAR LLC
URS OPERATING SERVICES, INC.
URS RESOURCES, LLC
AECOM N&E TECHNICAL SERVICES LLC
URS CORPORATION — OHIO
AMAN ENVIRONMENTAL CONSTRUCTION, INC.
URS CORPORATION SOUTHERN
WGI GLOBAL INC.
AECOM INTERNATIONAL PROJECTS, INC.
E.C. DRIVER & ASSOCIATES, INC.
URS CONSTRUCTION SERVICES, INC.
B.P. BARBER & ASSOCIATES, INC.
FORERUNNER CORPORATION
URS ALASKA, LLC
AECOM GREAT LAKES, INC.
URS CORPORATION - NEW YORK
URS CORPORATION - NORTH CAROLINA
THE HUNT CORPORATION
HUNT CONSTRUCTION GROUP, INC.

By:	/s/ Charles Szurgot
Name:	Charles Szurgot
Title:	Assistant Secretary

AECOM

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Amendment No.6 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maurice E. Washington
Name:	Maurice E. Washington
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Brandon Weiss
Name:	Brandon Weiss
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

BANK OF AMERICA, N.A. AUSTRALIAN BRANCH, as a Lender

EXECUTED by Leonidas Zygouras	)
as attorney for BANK OF AMERICA, N.A. Australian Branch under power of attorney dated 6 February 2018	) )
in the presence of:	)
)
/s/ Helmi Yuselvia	)
Signature of witness	)
)
Helmi Yuselvia	)	Leonidas Zygouras
Name of witness (block letters))		By executing this deed the attorney
	)	states that the attorney has received no
	)	notice of revocation of the power of
	)	attorney

AECOM

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Amendment No.6 to Credit Agreement

BANCO DE SABADELL, S.A., MIAMI BRANCH, as a Lender

By:	/s/Ignacio Alcaraz
Name:	Ignacio Alcaraz
Title:	Head of Structured Finance Americas

AECOM

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Amendment No.6 to Credit Agreement

BMO Harris Bank N.A., as a Lender

By:	/s/ Michael Gift
Name:	Michael Gift
Title:	Director

Bank of Montreal, as a Lender

By:	/s/ Keri Stackhouse
Name:	Keri Stackhouse
Title:	Head Credit Structuring

AECOM

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Amendment No.6 to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Michael Grad
Name:	Michael Grad
Title:	Director

AECOM

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Amendment No.6 to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Patricia Oreta
Name:	Patricia Oreta
Title:	Director
Executed in New York

AECOM

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Amendment No.6 to Credit Agreement

BNP Paribas, as a Lender

By:	/s/ Pierre-Nicholas Rogers
Name:	Pierre-Nicholas Rogers
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

BOKF, NA, as a Lender

By:	/s/ Paul E. Johnson
Name:	Paul E. Johnson
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

CAPITAL ONE, N.A., as a Lender

By:	/s/ Timothy Miller
Name:	Timothy Miller
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

Cathay Bank, as a Lender

By:	/s/ Nancy A. Moore
Name:	Nancy A. Moore
Title:	Senior Vice President

AECOM

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Amendment No.6 to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Millie Schild
Name:	Millie Schild
Title:	VP and Director

AECOM

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Amendment No.6 to Credit Agreement

Compass Bank, as a Lender

By:	/s/ Aaron Loyd
Name:	Aaron Loyd
Title:	Director

AECOM

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Amendment No.6 to Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/Jill Wong
Name:	Jill Wong
Title:	Director

By:	/s/Gary Herzog
Name:	Gary Herzog
Title:	Managing Director

AECOM

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Amendment No.6 to Credit Agreement

Crédit Industriel et Commercial, New York Branch, as a Lender

By:	/s/ Clifford Abramsky
Name:	Clifford Abramsky
Title:	Managing Director

By:	/s/ Garry Weiss
Name:	Garry Weiss
Title:	Managing Director

AECOM

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Amendment No.6 to Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Peter Samboul
Name:	Peter Samboul
Title:	Director

AECOM

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Amendment No.6 to Credit Agreement

HSBC Bank Canada, as a Lender

By:	/s/ James Sanders
Name:	James Sanders
Title:	Director, Banking

By:	/s/ Eric Striegler
Name:	Eric Striegler
Title:	Head of Multinationals

AECOM

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Amendment No.6 to Credit Agreement

HSBC BANK USA N.A., as a Lender

By:	/s/ Rumesha Ahmed
Name:	Rumesha Ahmed
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/Ling Li
Name:	Ling Li
Title:	Executive Director

AECOM

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Amendment No.6 to Credit Agreement

Lloyds Bank plc, as a Lender

By:	/s/Erin Walsh
Name:	Erin Walsh
Title:	Assistant Vice President Transaction Execution Category A W004

By:	/s/Kamala Basdeo
Name:	Kamala Basdeo
Title:	Assistant Manager Transaction Execution Category A B002

AECOM

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Amendment No.6 to Credit Agreement

Mizuho Bank, Ltd., as a Lender

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Managing Director

AECOM

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Amendment No.6 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott W. Miller
Name:	Scott W. Miller
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

STATE BANK OF INDIA (CALIFORNIA), LOS ANGELES BRANCH, as a Lender

By:	/s/ Nisha Susan Mathew
Name:	Nisha Susan Mathew
Title:	VP (Credit)

AECOM

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Amendment No.6 to Credit Agreement

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

AECOM

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Amendment No.6 to Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Christian Sumulong
Name:	Christian Sumulong
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

TD BANK, N.A., as a Lender

By:	/s/ Craig Welch
Name:	Craig Welch
Title:	Senior Vice President

AECOM

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Amendment No.6 to Credit Agreement

The Hongkong and Shanghai Banking Corporation Limited, Sydney Branch, as a Lender

By:	/s/ Jeremy White
Name:	Jeremy White 045256 A
Title:	State Manager, Queensland

AECOM

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Amendment No.6 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marty McDonald
Name:	Marty McDonald
Title:	Vice President

AECOM

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Amendment No.6 to Credit Agreement

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Mark Felker
Name:	Mark Felker
Title:	Managing Director

AECOM

Signature Pages

Amendment No.6 to Credit Agreement

ANNEX I

Amended Pages to Credit Agreement Attached

Published CUSIP Number: 00766WAJ2 Revolving Loan Facility CUSIP Number: 00766WAK9 Term A US Loan Facility CUSIP Number: 00766WAQ6 Term A CAD Loan Facility CUSIP Number: 00766WAR4 Term A AUD Loan Facility CUSIP Number: 00766WAS2 Term B Loan Facility CUSIP Number: 00766WAT0 SYNDICATED FACILITY AGREEMENT (as amended through Amendment No. 56 to Credit Agreement dated as of MarchNovember 13, 2018) Dated as of October 17, 2014 among AECOM and CERTAIN SUBSIDIARIES OF AECOM, as Borrowers, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and The Other Lenders Party Hereto BMO HARRIS BANK N.A., CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A., BBVA COMPASS, FIFTH THIRD BANK, HSBC BANK USA, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., MUFG UNION BANK, N.A., SUNTRUST BANK, TD BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents BANK OF AMERICA, N. A., JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA, BNP PARIBAS SECURITIES CORP., and 108739301_14

branch for Loans denominated in Canadian Dollars), office or Affiliate of it, or any successor administrative agent. “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent. “AECOM Capital” means AECOM Capital, Inc. and all existing or newly formed entities engaged in any similar line of business to AECOM Capital, Inc., including infrastructure public-private partnership, design-build-finance, real estate investment, development and related assets. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Aggregate Commitments” means the Commitments of all the Lenders. “Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders, subject to adjustment pursuant to the provisions of this Agreement (including Sections 2.06 and 2.16). “Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, New Zealand Dollars, HKD, Swiss Francs and each other currency (other than Dollars) that is approved in accordance with Section 1.06. “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars. “Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $300,000,000.The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments. “Amendment No. 2 Effective Date” means December 22, 2015. “Amendment No. 3 Effective Date” means September 29, 2016. “Amendment No. 4 Effective Date” means March 31, 2017. “Amendment No. 5 Effective Date” means March 13, 2018. “Amendment No. 6 Effective Date” means November 13, 2018. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other applicable Laws related to anti-corruption and money laundering in Australia. 2 108739301_14

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the applicable L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate (calculated in accordance with clause (vii) of the definition of Eurocurrency Rate) plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Revolving Credit Loan, a Swing Line Loan, a Term A US Loan or a Term B Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars. “BBSY” has the meaning ascribed thereto in the definition of “Eurocurrency Rate”. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, if any. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BMO” means Bank of Montreal and its successors. “BNP Paribas” means BNP Paribas and its successors. “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02. 6 108739301_14 plus (vi) other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income of such Person for such period, including any impairment charges or the impact of purchase accounting, (excluding (A) any such non-cash charge, writedown or item to the extent it represents an accrual or reserve for a cash expenditure for a future period and (B) any such non-cash charge related to project writedowns or operations) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Consolidated EBITDA in such later period); plus (vii) all expenses and charges relating to non-controlling Equity Interests and equity income in non-wholly owned Restricted Subsidiaries; plus (viii) any costs or expense incurred pursuant to (x) any management equity plan or stock option plan or (y) any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in the case of this clause (y) to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock); plus (ix) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus (x) cash distributions of income received from non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities; plus (xi) cost savings, expense reductions, operating improvements, integration savings and synergies, in each case, projected by the Company in good faith to be realized as a result, and within 18 months, of the Transactions, so long as the aggregate amount thereof does not exceed $18,000,000; plus 15 108739301_14 October 1, 2016 $50,000,000 October 1, 2017 $25,000,000 October 1, 2018 October 1, 2019 and each October 1 thereafter $100,000,000 $25,000,000

(xii) solely for the Measurement Period ending March 31, 2017, the amount of $44,000,000 representing the anticipated gain related to the sale of interests in a joint venture of AECOM Capital expected to close in the fiscal quarter ending June 30, 2017; (b) decreased (without duplication) by the following to the extent included in calculating the Consolidated Net Income of such Person for such period: (i) non-cash gains other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (ii) earnings of non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities; plus (iii) cash payments corresponding to any non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income to the extent such items were included in Consolidated EBITDA in a prior period pursuant to clause (a)(vi) of this definition; provided, that for purposes of calculating Consolidated EBITDA for any measurement period set forth below, Consolidated EBITDA for any period set forth below included in the four-fiscal quarter period ending on such date shall be deemed to equal the amount set forth below for such period: provided, further, that for purposes of calculating Consolidated EBITDA for any fiscal quarter in which the Closing Date occurs and any prior fiscal quarter for which an amount is not specified above, Consolidated EBITDA shall be determined based on the combined pro forma financial results of the Company and its Subsidiaries and of the Target and its Subsidiaries (and include actual results for the period of time following the Closing Date) in a manner reasonably satisfactory to the Company and the Administrative Agent. “Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and without duplication, all (a) Indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (b) Indebtedness in respect of the deferred purchase price of property or services (which Indebtedness excludes, for the avoidance of doubt, trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted 16 108739301_14 Period: Consolidated EBITDA Fiscal quarter ending September 30, 2013 $383,528,000 Fiscal quarter ending December 31, 2013 $289,700,000 Fiscal quarter ending March 31, 2014 $227,400,000 Fiscal quarter ending June 30, 2014 $316,400,000

Lender whose consent is required fails to consent to any Applicant Borrower becoming a Designated Borrower pursuant to Section 2.15 so long as Revolving Credit Lenders constituting Required Revolving Lenders consent to such Designated Borrower. “Non-Core Asset Dispositions” means the Disposition, or series of Dispositions, by the Company or any of its Restricted Subsidiaries of assets (including stock of Subsidiaries) in or related to the construction services segment of the Company and its Restricted Subsidiaries, in each case to the extent the Company has determined (in its reasonable discretion) that such assets (including stock of Subsidiaries) are non-core to the continuing operations of the Company and its Restricted Subsidiaries, taken as a whole, and none of which Dispositions (individually or in the aggregate) constitutes all or substantially all of the Company’s assets. “Non-Core Asset Disposition Related Transactions” means those intercompany Investments, intercompany Indebtedness (including Guarantees) and other transactions, in each case to the extent made in connection with, and in furtherance of, any or all of the Non-Core Asset Dispositions, so long as in connection therewith (i) no assets owned by a Loan Party prior thereto are, after giving effect to such transactions, owned by a non-Loan Party Restricted Subsidiary of the Company unless (x) such assets are to be Disposed of in a Non-Core Asset Disposition or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to Sections 7.04(a) or 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01, (ii) no Guarantor prior to such transactions continues to be a Restricted Subsidiary of the Company but ceases to be a Guarantor after giving effect to such transactions unless the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to Sections 7.04(a) or 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01and (iii) no Default or Event of Default is in existence and continuing at the time of, or would result from, the consummation of any Non-Core Asset Disposition Transaction. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency. “Not Otherwise Applied” means, with reference to any calculation of the Cumulative Available Amount after the Amendment No. 5 Effective Date, that such amount is not then being utilized pursuant to Section 7.03(j) and has not been utilized pursuant to Section 7.06(e) after the Amendment No. 5 Effective Date (it being understood that with respect to any Investment made under Section 7.03(j), the amount thereof that has been repaid to the investor in cash as dividends or distributions received in connection with such Investment, or as a repayment of principal or a return of capital (up to the amount of the initial Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, shall be deemed not to be utilized at such time pursuant to such Section 7.03(j)). As of the Amendment No. 5 Effective Date, the entire Cumulative Available Amount is Not Otherwise Applied and, for the 38 108739301_14

Administrative Agent (A) in the case of a Repricing Transaction described in clause (a) of the definition thereof, for the ratable account of each of the Term B Lenders a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (B) in the case of a Repricing Transaction described in clause (b) of the definition thereof, for the ratable account of each of the Term B Lenders (including any Non-Consenting Lenders under the Term B Facility) to the amendment, a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. (b) Mandatory. (i) Following the end of each fiscal year of the Company, commencing with the fiscal year ending September 30, 2018, the Company shall prepay Loans in an aggregate amount equal to (A) the applicable ECF Prepayment Percentage of Excess Cash Flow for such fiscal year less (B) the aggregate principal amount of Term Loans, Incremental Term Loans and (to the extent accompanied by a permanent reduction of the Aggregate Revolving Credit Commitments in the same amount) Revolving Loans prepaid pursuant to Section 2.05(a)(i) or, solely with respect to prepayments made with Net Cash Proceeds resulting from Non-Core Asset Dispositions, pursuant to Section 2.05(b)(ii), in each case during such fiscal year or, without duplication, after the end of such fiscal year but prior to the date on which the prepayment described in this clause (i) is required (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided that if all Term B Loans have been paid in full and the Term B Facility has been terminated on or prior to the date a prepayment under this clause (i) would have been required to have been made, no such prepayment shall be required for such fiscal year or any subsequent fiscal year. Each prepayment pursuant to this clause (i) shall be made no later than the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated. (ii) If the Company or any of its Restricted Subsidiaries Disposes of any property (other than in the ordinary course of business, and other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (g), (h) or (o)) which, in any such case, results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received therefrom in excess of $50,000,000 in the aggregate for the Net Cash Proceeds received from all such Dispositions during the immediately preceding twelve month period immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (A) within 365 days after receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), (B) if a definitive agreement to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 180 days after such 365-day period (in each case, as certified by the Company in writing to the Administrative Agent), and (C) in the case of Dispositions by AECOM Capital or any Restricted Subsidiary of AECOM Capital, within two years after receipt of such Net Cash Proceeds such reinvestment shall have been consummated; and provided 77 108739301_14 further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii). Notwithstanding the foregoing, if the Company or any of its Restricted Subsidiaries realizes any Net Cash Proceeds resulting from a Non-Core Asset Disposition, the Company shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received therefrom immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below), without regard to the foregoing $50,000,000 threshold or the reinvestment provisions set forth in this clause (ii). (iii) Upon the occurrence of a Recovery Event with respect to the Company or any of its Restricted Subsidiaries which, in any such case, results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received therefrom in excess of $50,000,000 in the aggregate for the Net Cash Proceeds received from all such Recovery Events during the immediately preceding twelve month period immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided that, with respect to any Net Cash Proceeds realized under a Recovery Event described in this Section 2.05(b)(iii), at the election of the Company (as notified by the Company to the Administrative Agent within 45 days following the date of such Recovery Event), and so long as no Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in the replacement or restoration of any properties or assets in respect of which such Net Cash Proceeds were paid or operating assets so long as (A) within 365 days after receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), (B) if a definitive agreement (including, without limitation, a construction agreement) to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 180 days after such 365-day period (in each case, as certified by the Company in writing to the Administrative Agent), and (C) in the case of Recovery Events with respect to AECOM Capital or any Restricted Subsidiary of AECOM Capital, within two years after receipt of such Net Cash Proceeds such reinvestment shall have been consummated; and provided further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iii). (iv) Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Company shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary (such prepayments to be applied as set forth in clauses (v) and (viii) below). (v) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, ratably to each of the Term A US Facility, the Term A CAD Facility, the Term A AUD Facility, and the Term B Facility and to the principal repayment installments thereof in direct order of maturity to the next four principal repayment installments of the applicable Term Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.16(a)(v)(A), of any Incremental Term Loans) and, thereafter, to the remaining principal repayment installments of the applicable Term Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.16(a)(v)(A), of any Incremental Term Loans) on a pro rata basis and, second, to the Revolving Credit Facility (without permanent reduction of the Revolving Credit Commitments) 78 108739301_14

in the manner set forth in clause (viii) of this Section 2.05(b). Notwithstanding the foregoing, each prepayment of Loans made with Net Cash Proceeds resulting from Dispositions pursuant to Section 2.05(b)(ii) shall be applied, first, ratably to each of the Term A US Facility and the Term B Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.16(a)(v)(A), any Incremental Term Loans) on a pro rata basis, second, ratably to each of the Term A CAD Facility and the Term A AUD Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.16(a)(v)(A), any Incremental Term Loans) on a pro rata basis and, third, to the Revolving Credit Facility (without permanent reduction of the Revolving Credit Commitments) in the manner set forth in clause (viii) of this Section 2.05(b). Subject to Section 2.18, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities. (vi) If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings (that are not Cash Collateralized by the Company or another Borrower) at such time exceed an amount equal to 105% of the Aggregate Revolving Credit Commitments then in effect, then, within five Business Days after receipt of such notice, the Company shall prepay Revolving Credit Loans and/or Swing Line Loans and/or the Company shall Cash Collateralize the L/C Obligations under the Revolving Credit Facility in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings (that are not Cash Collateralized by the Company or another Borrower) as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Credit Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a), the Company shall not be required to Cash Collateralize the L/C Obligations under the Revolving Credit Facility pursuant to this Section 2.05(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. (vii) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Hong Kong Dollars or New Zealand Dollars at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. (viii) Except as otherwise provided in Section 2.18, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations in full. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable. (ix) [Reserved.] 79 108739301_14

Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents. (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid and except that in case of court proceedings in a Luxembourg court, or presentation of this Agreement or any other Loan Document to an official authority (autorité constituée) in Luxembourg, such court or autorité constituée may require registration of the Agreement or any other Loan Document or any agreements referred to therein, in which case such agreements will be subject to registration duties. (c) There is no (i) with respect to the Australian Borrower or any other Foreign Obligor domiciled in Australia, ad volarem duty or (ii) with respect to each other Foreign Obligor, tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (A) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (B) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent. (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable). 5.23 EEA Financial Institutions. No Loan Party is an EEA Financial Institution. 5.24 Beneficial Ownership. As of the Amendment No. 6 Effective Date, the information included in the Beneficial Ownership Certification (if any) is true and correct in all respects. ARTICLE VI AFFIRMATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company and each other Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each of their respective Restricted Subsidiaries to: 118 108739301_14

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein. 6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders: (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended December 31, 2014), a duly completed Compliance Certificate signed by the chief financial officer, treasurer, senior vice president, corporate finance, or controller of the Company (i) containing a calculation of the Cumulative Available Amount and the amount thereof Not Otherwise Applied at such time; (ii) containing a listing of each Unrestricted Subsidiary designated as of the date thereof; (iii) stating that the Company was in compliance with the Collateral and Guarantee Requirement and Section 6.12 as of such date; (iv) stating that such officer has reviewed the terms of the Loan Documents and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence of any Default or Event of Default during or at the end of such accounting period and that such officer does not have knowledge of the existence, as at the date of such certificate, of any Default or Event of Default, or, if he does have knowledge that a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto; and (v) setting forth the calculations required to establish whether the Company was in compliance with each of the financial covenants set forth in Section 7.11 on the date of such financial statements; (b) upon the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, copies of all final audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Restricted Subsidiaries, or any audit of any of them; (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02; (e) not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement in excess of the Threshold Amount and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request; and 120 108739301_14

(o) business; and Indebtedness relating to insurance premium financings incurred in the ordinary course of (p) other Indebtedness in an aggregate principal amount as of the date of any such incurrence not to exceed the greater of (i) $100,000,000 and (ii) 2.5% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)); and (q) Indebtedness owing by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary, in each case to the extent incurred as (and in compliance with the requirements of) a Non-Core Asset Disposition Related Transaction. Notwithstanding anything herein to the contrary, during a Collateral Release Period and upon the written election of the Company (which such election shall be effective upon notice from the Company to the Administrative Agent), the covenants provided in each of Sections 7.02(e), (f), (h), (i), (k), (l), (m) and (p) shall be replaced by a single basket permitting (x) Consolidated Priority Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth of the Company and its Restricted Subsidiaries as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) and (y) Tax Arrangement Priority Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed 10% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) of the Company and its Restricted Subsidiaries, in each case subject to a pro forma Consolidated Leverage Ratio not to exceed 3.00 to 1.00. 7.03 Investments. Make or hold any Investments, except: (a) Investments held by the Company and its Restricted Subsidiaries in the form of certain Cash Equivalents; (b) advances to officers, directors and employees of the Company and Restricted Subsidiaries made in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes; (c) Investments (i) by any Loan Party or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), so long as, in the case of an Investment made by a non-Loan Party in a Loan Party in the form of Indebtedness owing by such Loan Party, such Indebtedness is permitted to be incurred by the relevant Loan Party pursuant to Section 7.02(k)(iv), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party or (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party so long as the aggregate amount of such Investments made by Loan Parties after the Closing Date in reliance on this clause (c)(iii) shall not at the time of incurrence thereof exceed the greater of (A) $200,000,000 and (B) 5.00% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)); 131 108739301_14

(l) Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or a Restricted Subsidiary with respect to a secured Investment; (m) Investments consisting of Performance Contingent Obligations; (n) Investments by Loan Parties in non-Loan Parties made in connection with the Corporate Restructuring, so long as (i) no Default or Event of Default exists at such time or would result therefrom, (ii) no such Investment shall result in the Existing AECOM Global II Loan ceasing to be ultimately owed to a Loan Party (other than as a result of any repayment thereof, including without limitation repayment by way of a capital contribution otherwise permitted under another provision of this Section 7.03) and (iii) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to each such transaction; and (o) so long as no Default or Event of Default exists at such time or would result therefrom, Investments (i) by the Canadian Borrower in one or more non-Loan Parties domiciled in Canada (or any province or territory thereof) made solely with the proceeds of (and not in excess of the principal amount of) the Term A CAD Facility, and (ii) by the Australian Borrower in one or more non-Loan Parties made solely with the proceeds of (and not in excess of the principal amount of) the Term A AUD Facility (and, for the avoidance of doubt, upon return of capital of any such Investment, the returned proceeds of the Term A AUD Facility may be reinvested in accordance with this clause (o)); and (p) Investments made to effectuate or in connection with one or more Non-Core Asset Disposition Related Transactions, so long as in each case (i) no Default or Event of Default exists at such time or would result therefrom, (ii) no such Investment shall result in the Existing AECOM Global II Loan ceasing to be ultimately owed to a Loan Party (other than as a result of any repayment thereof, including without limitation repayment by way of a capital contribution otherwise permitted under another provision of this Section 7.03) and (iii) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to each such Investment. 7.04 Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that: (a)any Restricted Subsidiary may merge or amalgamate with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that (A) when any Loan Party is merging or amalgamating with another Restricted Subsidiary, either (x) such Loan Party shall be the continuing or surviving Person or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01 and (B) when any wholly-owned Restricted Subsidiary is merged or amalgamated with any non-wholly owned Restricted Subsidiary, either (x) the wholly-owned Restricted Subsidiary shall be the continuing or surviving Person or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any 133 108739301_14 transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.05(d) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01; (b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Loan Party; (c) any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to the Company or any other Restricted Subsidiary; (d) so long as no Default has occurred and is continuing or would result therefrom, each of the Company and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Company is a party, the Company is the surviving Person, (ii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving corporationPerson or the surviving Person becomes a Loan Party in accordance with the Collateral and Guarantee Requirement and Section 6.12 and (iii) in the case of any wholly-owned Restricted Subsidiary merging with a Person that is not a wholly-owned Restricted Subsidiary, the prior to such merger, the surviving Person shall be (or become as a result thereof) a wholly-owned Restricted Subsidiary shall be the surviving Person, except in the case of (ii) and (iii) above, a merger utilized to consummate a Disposition permitted by Section 7.05 (other than Section 7.05(e)); and (e) the Company or any Restricted Subsidiary may merge or consolidate with any other Person solely to effect a change in the state or form of organization of the Company or such Restricted Subsidiary; and (f) the Company and its Restricted Subsidiaries may consummate any Disposition (including by way of merger) permitted by Section 7.05 (other than Section 7.05(e)(i)). 7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except: (a) Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; (b) Dispositions of inventory in the ordinary course of business; (c) Dispositions of equipment or property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of property by any Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary; provided that (i) if the transferor of such property is a Loan Party, either (x) the transferee thereof must be a Loan Party or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions 134 108739301_14

or Section 7.04(a) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01 and (ii) if the transferor of such property is a Loan Party other than a Foreign Obligor or the Canadian Borrower, either (x) the transferee thereof must be a Loan Party other than a Foreign Obligor or the Canadian Borrower or (y) or (y) the aggregate book value of all assets of the Loan Parties after giving effect to such transactions (and any transactions effectuated substantially simultaneously therewith pursuant to the definition of Non-Core Asset Disposition Related Transactions or Section 7.04(a) that have the effect of transferring assets from Restricted Subsidiaries that are Loan Parties to Restricted Subsidiaries that are non-Loan Parties) constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01; (e) (i) (e) Dispositions permitted by Section 7.04 and(other than Section 7.04(f)) and (ii) Permitted Liens; (f) Dispositions by the Company and its Restricted Subsidiaries required to comply with relevant antitrust Laws in connection with the Acquisition or any Permitted Acquisition; (g) leases, subleases, licenses or sublicenses granted in the ordinary course of business, which could not reasonably be expected to have a Material Adverse Effect; (h) the sale or other transfer of accounts receivable in connection with the securitization thereof and/or factoring arrangements, which sale is non-recourse to the extent customary in securitizations and/or factoring arrangements and consistent with past practice and, to the extent constituting Indebtedness of the Company or any Restricted Subsidiary, within the limits set forth in Section 7.02(f); (i) so long as no Default shall have occurred and be continuing, or would result therefrom, other Dispositions in an aggregate amount not to exceed $200,000,000 in any fiscal year; provided that any unused amount may be carried over for use in the next following fiscal yearmade after the Closing Date with an aggregate fair market value for all such Dispositions not to exceed ten percent (10%) of consolidated total assets of the Company and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (compliance to be measured with respect to any Disposition on the date of such Disposition is made or, at the Company’s election in writing, on the date of the agreement of the Company or any Restricted Subsidiary to make such Disposition); (j) Dispositions of Cash and Cash Equivalents; (k) Dispositions of assets within 365 days after the acquisition thereof if such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate; (l) in order to collect receivables in the ordinary course of business, resolve disputes that occur in the ordinary course of business or engage in transactions with government agencies in the ordinary course of business, Disposition of, discount or otherwise compromise of for less than the face value thereof, notes or accounts receivable, so long as no such Disposition, discount or other compromise 135 108739301_14 gives rise to any Indebtedness, any Lien on any note or account receivable, or is made as part of any accounts receivable securitization program; (m) Dispositions of shares of Equity Interests of any of its Subsidiaries in order to qualify members of the board of directors or equivalent governing body of any such Subsidiary if required by applicable Law; and (n)Dispositions of condemned property to the respective Governmental Authority that has condemned the same (whether by deed in lieu of condemnation or otherwise), and Dispositions of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement; provided, however, that any Disposition pursuant to this Section 7.05 (other than pursuant to clauses (a), (d), (j) or (l)) shall be for no less than the fair market value of such property at the time of such Disposition. (o) Dispositions by Loan Parties to non-Loan Parties made in connection with the Corporate Restructuring, so long as (i) no Default or Event of Default exists at such time or would result therefrom, (ii) no such Disposition shall result in the Existing AECOM Global II Loan ceasing to be ultimately owed to a Loan Party (other than as a result of any repayment thereof, including without limitation repayment by way of a capital contribution permitted by Section 7.03 other than SectionSections 7.03(n) and (p)) and (iii) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to each such transaction.; and (p) any Non-Core Asset Disposition, so long as (i) not less than 75% of the consideration for any Non-Core Asset Disposition shall be received at the time of consummation thereof by the Company (or the applicable selling Restricted Subsidiary) in the form of cash or Cash Equivalents, (ii) no Default or Event of Default exists at such time or would result therefrom, (iii) no Non-Core Asset Disposition shall result in the Existing AECOM Global II Loan ceasing to be ultimately owed to a Loan Party (other than as a result of any repayment thereof, including without limitation repayment by way of a capital contribution permitted by Section 7.03 other than Sections 7.03(n) and (p)) and (iv) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to any Non-Core Asset Disposition; provided, however, that any Disposition pursuant to this Section 7.05 (other than pursuant to clauses (a), (d), (j) or (l)) shall be for no less than the fair market value of such property at the time of such Disposition (or, at Company’s election in writing, on the date of the agreement of the Company or any Restricted Subsidiary to make such Disposition). 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that: (a) each Restricted Subsidiary may make Restricted Payments to any Loan Party and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, either (i) ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made or (ii) on a non-pro rata basis either (A) where required by Organization Documents or agreements existing as of the Closing Date or (B) where the aggregate amount of all distributions to Persons other than the Company or a Restricted Subsidiary that are in excess of the pro rata share of such 136 108739301_14

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) Investments and Restricted Payments permitted hereby and Dispositions between and among the Company and its Restricted Subsidiaries permitted hereby, (iii) customary fees paid to directors, and customary indemnities provided to directors, (iv) any payments pursuant to any of the Company’s employee benefit plans, (v) the rights, privileges and preferences granted to the holders of any class of Preferred Stock of the Company arising under any related certificate of designation, investor rights agreement or regulatory side letter, each in form and substance reasonably satisfactory to the Required Lenders, (vi) so long as the Company is subject to the filing requirements of the SEC, any transaction that is otherwise permitted by any Company policy regarding such transactions to the extent such policy was approved by the Company’s board of directors, and (vii) any payments or other transaction pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes. 7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or the Indenture governing the New Notes) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrowers or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent, the Lenders, the L/C Issuers or the Swing Line Lender; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under any of Section 7.02(e), 7.02(f), 7.02(g), 7.02(h), 7.02(i), 7.02(j), 7.02(l), 7.02(m) or 7.02(o), in each case solely to the extent any such negative pledge relates to the property financed by, securing or otherwise the subject of such Indebtedness or (B) restrictions on the encumbrance of specific property encumbered to secure payment of particular permitted Indebtedness or to be sold pursuant to an executed agreement with respect to a sale of such assets; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. The foregoing provision shall not apply to encumbrances or restrictions existing under or by reason of: (a) applicable law, rule, regulation or order (including agreements with regulatory authorities), (b) customary net worth, restrictions on cash or other deposits and non-assignment provisions of any lease, license or other contract, (c) customary restrictions (x) with respect to a Restricted Subsidiary or Subsidiaries pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the assets or Equity Interests of such Restricted Subsidiary or Subsidiaries or (y) set forth in any agreements relating to any Non-Core Asset Disposition or any Disposition under Section 7.05(i) permitted hereunder, (d) customary provisions in joint venture agreements, financing agreements related to Joint Ventures, and other similar agreements relating solely to the securities, assets and revenues of Joint Ventures or other business ventures, (e) restrictions on transfer (including negative pledge provisions) set forth in any agreements relating to any Investment permitted hereunder (including without limitation any such restrictions relating to any Investment in any investment fund pursuant to the provisions of any credit facility entered into by such fund), (f) any provisions existing under, by reason of or with respect to Indebtedness of any Foreign Subsidiary and applicable only to Foreign Subsidiaries, (g) any provisions of or relating to any Performance Contingent Obligation (including without limitation any completion guarantee), (h) any Contractual Obligation that is reasonably determined by the Company not to materially adversely affect the ability of the Company to perform its obligations under the Loan Documents, or (i) any Contractual Obligation existing on the Closing Date or otherwise permitted under 138 108739301_14

Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation. 10.19Judgment Currency.If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law). 10.20Release and Reinstatement of Collateral. (a) Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time (including after a Collateral Reinstatement Event shall have occurred) a Collateral Release Event shall have occurred and be continuing, then all Collateral (other than Cash Collateral) and the Collateral Documents (other than Collateral Documents Instruments entered into in connection with Cash Collateral) shall be released automatically and terminated without any further action. In connection with the foregoing, the Administrative Agent shall, at the Company’s expense and at the Company’s request, promptly execute and file in the appropriate location and deliver to Company such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary to release the liens to be released pursuant hereto promptly upon the effectiveness of any such release. (b)Notwithstanding clause (a) above, if, after the occurrence of a Collateral Release Event, a Collateral Reinstatement Event shall occur, all Collateral and Collateral Documents shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Permitted Liens) in the Collateral to the extent required by the Loan Documents and otherwise to satisfy the Collateral and Guarantee Requirement (including without limitation the delivery of documentation and taking of actions of the type described in Section 6.12) shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion; provided that for the avoidance of 170 108739301_14